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                                                                    EXHIBIT 10.6

                              EMPLOYMENT AGREEMENT
                              --------------------


       THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into by and between NETZEE, INC., a Georgia corporation (the "Company"), and GLENN W. STURM, an individual resident of the State of Georgia (the "Executive"), to be effective as of the 1/st/ day of September, 1999 (the "Effective Date").

     The Company presently employs the Executive as its Chief Executive Officer. The Board of Directors of the Company (the "Board") recognizes that the Executive's contribution to the growth and success of the Company is substantial. The Board desires to provide for the continued employment of the Executive and to make certain changes in the Executive's employment arrangements that the Board believes will reinforce and encourage the continued dedication of the Executive to the Company and will promote the best interests of the Company and its shareholders. The Executive is willing to continue to serve the Company on the terms and conditions provided herein.

Defined Terms:  Capitalized terms used in this Agreement that are not otherwise
-------------
defined herein are defined at Section 20 hereof.


     1. Employment.  The Company shall continue to employ the Executive, and the
        ----------
        Executive shall continue to serve the Company, as Chief Executive Officer of the Company, upon the terms and conditions set forth herein. The Executive shall be the only Chief Executive Officer of the Company and shall be the most senior officer of the Company. The Executive shall have such authority and responsibilities as are consistent with his position as provided herein and as may be set forth in the Bylaws or assigned by the Board from time to time. The Executive shall report to the Board.

        The Executive shall devote his full business time, attention, skill, and efforts to the performance of his duties hereunder, except during periods of illness or periods of vacation and leaves of absence consistent with Company policy. Notwithstanding anything to the contrary, this employment relationship between the Executive and the Company shall not be exclusive. In this regard, the Executive may devote reasonable periods of time (and be exclusively entitled to all compensation and other income related thereto) to continue to provide legal and other consulting services, to serve as a director or advisor to other organizations, to perform charitable and other community activities, and to manage his personal investments; provided, however, that such activities do not materially interfere with the performance of his duties hereunder and are not adverse to the interests of the Company.

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        Unless otherwise agreed to by the Executive, the Executive shall be headquartered at the Company's offices in and around the metropolitan area of Atlanta, Georgia, but shall do such traveling as is reasonably required of him in the performance of his duties.

     2. Term.   Unless earlier terminated as provided herein, the Executive's
        ----
        employment under this Agreement shall commence as of the Effective Date and shall continue for a period of two (2) years (the "Initial Term"); provided, however, the Company may extend the Initial Term for another two (2) years (the "Extended Term") upon (i) written notice to the Executive on or before January 15, 2001, and (ii) a minimum of a seven percent (7%) increase to the Executive's then existing base salary (as described at Section 3.a. below). (The Initial Term and the Extended Term shall be individually and collectively referred to herein as the "Term.")

     3. Compensation and Benefits.
        -------------------------

        a. The Company shall pay to the Executive a base salary at a rate of not less than $250,000 per annum, in accordance with the salary payment practices of the Company in effect from time to time.

            On or before each September 1/st/ of the Term (beginning
            September 1, 2000) the Compensation Committee (or in the absence thereof, the Board with Executive abstaining) shall review the base salary of the Executive and increase (but not decrease) such base salary by an amount determined in the discretion of the Compensation Committee (or in the absence thereof, the Board with Executive abstaining).

        b. For each year of the Term, the Executive shall be eligible to participate in any management incentive programs established by the Company and to receive incentive compensation based upon achievement of targeted levels of performance and such other criteria as the Compensation Committee (or in the absence thereof, the Board with Executive abstaining) may establish from time to time. In addition, the Compensation Committee (or in the absence thereof, the Board with Executive abstaining) shall annually consider (on or before each September 1/st/) the Executive's performance and determine if additional bonus is appropriate.

        c. The Executive may participate in any executive stock incentive plans established by the Company from time to time and shall be eligible for the grant of stock options, stock, and/or other awards provided thereunder (collectively, "Options"). Additionally, the Compensation Committee (or in the absence thereof, the Board with Executive abstaining) shall annually consider (on or before each September 1/st/) the Executive's performance and

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            determine if additional grants of Options are appropriate.

        d. The Executive shall continue to participate in all retirement, welfare, deferred compensation, life and health insurance (including health insurance for Executive's spouse and his dependents), and other benefit plans or programs of the Company now or hereafter applicable to the Executive or applicable generally to executives of the Company or to a class of executives that includes senior executives of the Company; provided, however, that during any period during the Term that the Executive is subject to a Disability, and during the 180-day period of physical or mental infirmity leading up to the Executive's Disability, the amount of the Executive's compensation provided under Section 3.a. shall be reduced by the sum of the amounts, if any, paid to the Executive for the same period under any disability benefit or pension plan of the Company or any of its subsidiaries.

        e. The Company shall provide to the Executive an automobile owned or leased by the Company of a make and model appropriate to the Executive's status (in the reasonable business judgment of the Executive) or, in lieu thereof at the Executive's option, shall provide the Executive with an monthly allowance of not less than $1,250 to partially cover the cost of an automobile owned or leased by the Executive.

        f. The Executive shall be entitled to four (4) weeks paid vacation (in addition to Company-wide holiday periods) each year during the Term, to be taken in accordance with the Company's vacation policies for executives, as in effect from time to time.

        g. The Company shall reimburse the Executive's expenses for dues and capital assessments (but not initiation fees) of one (1) country and
            (1) dining club membership currently held (or to be held) by the Executive; provided, however, that if the Executive during the term of his employment with the Company ceases his membership in any such clubs and any bonds or other capital payments made by the Company are repaid to the Executive, the Executive shall pay over such payments to the Company.

        h. The Company shall reimburse the Executive for first-class travel and accommodations, seminar, and other expenses related to the Executive's duties which are incurred and accounted for in accordance with the practices of the Company, as in effect from time to time. Further, the Company shall reimburse the Executive for all fees, dues, seminars (including travel and lodging) and other related costs and expenses reasonably required by the Executive to maintain his status as an active (or inactive, in the Executive's discretion) lawyer in each state that the Executive is, or may be, admitted.

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            In the Executive's reasonable discretion, the Executive shall be entitled to personal use of assets of the Company, free of charge or assessment, whether or not such personal use is separate or in conjunction with a business purpose.

        i. The Company agrees that the Executive shall be entitled to invest in venture capital and similar investments whether or not the Company also participates in such investments.

     4. Termination.
        -----------

        a. The Executive's employment under this Agreement may be terminated prior to the end of the Initial Term, or if extended, the Extended Term, only as follows:

            (i)   upon the death of the Executive;

            (ii) by the Company due to the Disability of the Executive upon delivery of a Notice of Termination to the Executive;

            (iii) by the Company for Cause upon delivery of a Notice of
                  Termination to the Executive;

            (iv) by the Company without Cause upon delivery of a Notice of Termination;

            (v) following a Change in Control, by the Executive for any reason upon delivery of a Notice of Termination to the Company within a 90-day period beginning on the 30/th/ day after any occurrence of a Change in Control or within a 90-day period beginning on the one year anniversary of the occurrence of any Change in Control; and

            (vi) by the Executive upon a material breach of this Agreement by the Company, upon delivery of a Notice of Termination to the Company at least thirty (30) days prior to the Termination Date and chance to cure therein.

        b. If the Executive's employment with the Company shall be terminated during the Term (i) by reason of the Executive's death, or (ii) by the Company for Disability or Cause, the Company shall pay to the Executive (or in the case of his death, the Executive's estate) within 15 days after the Termination Date, a lump sum cash payment equal to the Accrued Compensation and, if such termination is other than by the Company for Cause, the Pro Rata Bonus.

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        c.  If the Executive's employment with the Company shall be terminated during the Term pursuant to Sections 4.a. (iv), (v), or (vi), the Executive shall be entitled to all of the following:

            (i) the Company shall pay to the Executive in cash, as a lump-sum, within 15 days of the Termination Date, an amount equal to all Accrued Compensation and the Pro Rata Bonus;

            (ii) the Company shall pay to the Executive in cash, as a lump-sum, within 15 days of the Termination Date, an amount equal to the base salary (as described in Section 3.a.), then in effect, that would otherwise have been payable to the Executive during the Term if such Term was not earlier terminated; provided, however, if the otherwise remaining Term is less than 365 days, such remaining Term shall automatically be deemed to be 365 days;

            (iii) the Company shall pay to the Executive in cash, as a lump-
                  sum, within 15 days of the Termination Date an amount equal to the product of the Bonus Amount, multiplied by the number of months that were otherwise remaining in the Term, divided by 12;

            (iv) the Company shall pay to the Executive in cash, as a lump-sum, within 15 days of the Termination Date, an amount equal to those amounts described in Sections 3.e. and 3.g. that would have otherwise been payable during the Term if such Term was not earlier terminated;

            (v) for the period from the Termination Date through the date that the Executive attains the age of 65 (the "Continuation Period"), the Company shall at its expense continue on behalf of the Executive and his dependents and beneficiaries the life insurance, disability, medical, dental, and hospitalization benefits provided (x) to the Executive at any time during the 90-day period prior to the Termination Date or at any time thereafter or (y) to other similarly situated executives who continue in the employ of the Company during the Continuation Period, if permitted, in either case, by the applicable benefit plan; provided, however, if such applicable benefit plans do not permit the Company to continue such coverage and benefits to the Executive, then the Company shall periodically reimburse, or pay on behalf of, the Executive to maintain such benefits and coverage from other sources. The coverage and benefits (including deductibles and costs) provided in this
                  Section 4(c)(v) during the Continuation Period shall be no less favorable to the

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                  Executive and his dependents and beneficiaries than the most favorable of such coverages and benefits during any of the periods referred to in clauses (x) and (y) above. The Company's obligation hereunder with respect to the foregoing benefits shall be limited to the extent that the Executive obtains any such benefits pursuant to a subsequent employer's benefit plans or Medicare, in which case the Company may reduce the coverage of any benefits it is required to provide the Executive hereunder as long as the aggregate coverages and benefits of the combined benefit plans is no less favorable to the Executive than the coverages and benefits required to be provided hereunder. This subsection (v) shall not be interpreted so as to limit any benefits to which the Executive or his dependents or beneficiaries may be entitled under any of the Company's executive benefit plans, programs or practices following the Executive's termination of employment, including without limitation, retiree medical and life insurance benefits;

            (vi) the restrictions on any outstanding incentive awards (including the Options) granted to the Executive under any Company plan or arrangement shall lapse and such incentive award shall become 100% vested, and all Options and stock appreciation rights granted to the Executive by the Company shall become immediately exercisable and shall become 100% vested; and

            (vii) upon a Termination Date occurring prior to the earlier of
                  (A) an Initial Public Offering, or (B) the date in which the Company becomes subject to the reporting requirements set forth in the Securities Exchange Act of 1934, the Company shall, within 15 days after the Termination Date, offer to repurchase all of the Company's capital stock and other debt and securities of the Company (collectively, the "Company Equity") then owned by the Executive, at a purchase price equal to the Fair Market Value of such Company Equity, as determined in accordance with the provisions below. The question of the Fair Market Value of the Company Equity shall be submitted to three impartial and reputable appraisers. The Executive and the Company shall each select one appraiser, and such appraisers shall select a third, independent appraiser. The three appraisers shall thereafter proceed as expeditiously as possible to determine (by concurrence of a majority of such appraisers) the Fair Market Value of the Company Equity, and the appraisers shall deliver an appraisal report to the Executive and the Company as soon as practicable after it is completed. The determination of the question of the Fair Market Value of the Company Equity by such appraisers shall be final and binding on the Executive and the Company for purposes of this

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                  Agreement. The Company shall pay the reasonable fees and
                  expenses of such appraisers. For the purposes hereof, "Fair Market Value" shall mean the relevant percentage of the fair value of the business of the Company represented by the Company Equity as to which such determination is being made, which shall be determined on a going concern basis and as between a willing seller and a willing buyer, taking into account the Company's financial condition, performance, market share and other relevant criteria, but not taking into account the absence of a public market for the shares or that the shares constitute a minority interest in the Company.

        d. The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, and no such payment shall be offset nor reduced by the amount of any compensation or benefits provided to the Executive in any subsequent employment except as provided in Section 4(c)(v).

        e. In the event that any payment or benefit (within the meaning of Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code")) to the Executive or for his benefit paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise in connection with, or arising out of, his employment with the Company or a change in ownership or effective control of the Company or of a substantial portion of its assets ( a "Payment" or "Payments"), would be subject to the excise tax imposed by
            Section 4999 of the Code and/or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall promptly receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties, other than interest and penalties imposed by reason of the Executive's failure to file timely a tax return or pay taxes shown due on his return, imposed with respect to such taxes and the Excise Tax, including any Excise Tax imposed upon the Gross-Up Payment, the Executive would retain an amount equal to such original payment or benefit.

        f. The severance pay and benefits provided for in this Section 4 shall be in lieu of any other severance or termination pay to which the Executive may be entitled under any Company severance or termination plan, program, practice or arrangement. The Executive's entitlement to any other compensation or benefits shall be determined in accordance with the Company's executive benefit plans and other applicable programs, policies and practices then in effect.

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     5. Protection of Trade Secrets and Confidential Information.
        --------------------------------------------------------

        a. Through exercise of his rights and performance of his obligations under this Agreement, Executive will be exposed to "Trade Secrets" and "Confidential Information" (as those terms are defined below). "Trade Secrets" shall mean information or data or of about the Company or any affiliated entity, including, but not limited to, technical or nontechnical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, products plans, or lists of actual or potential customers, clients, distributors, or licensees, that:
             (i) derive economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from their disclosure or use; and (ii) are the subject of efforts that are reasonable under the circumstances to maintain their secrecy. To the extent that the foregoing definition is inconsistent with a definition of "trade secret" mandated under applicable law, the latter definition shall govern for purposes of interpreting Executive's obligations under this Agreement. Except as required to perform his obligations under this Agreement or except with Company's prior written permission, Executive shall not use, redistribute, market, publish, disclose or divulge to any other person or entity any Trade Secrets of the Company. The Executive's obligations under this provision shall remain in force (during and after the Term) for so long as such information or data shall continue to constitute a "trade secret" under applicable law. Executive agrees to cooperate with any and all confidentiality requirements of the Company and Executive shall immediately notify the Company of any unauthorized disclosure or use of any Trade Secrets of which Executive becomes aware.

        b. The Executive agrees to maintain in strict confidence and, except as necessary to perform his duties for the Company, not to use or disclose any Confidential Business Information at any time during the term of his employment and for a period of one year after the later of (i) the Executive's last date of employment and (ii) the last day of the period with respect to which the Executive received compensation by reason of his termination of employment. "Confidential Business Information" shall mean any non-public information of a competitively sensitive or personal nature, other than Trade Secrets, acquired by the Executive, directly or indirectly, in connection with the Executive's employment (including his employment with the Company prior to the date of this Agreement), including (without limitation) oral and written information concerning the Company or its affiliates relating to financial position and results of operations (revenues, margins, assets, net income, etc.), annual and long-range business plans, marketing plans and methods, account invoices, oral or written customer information, and personnel information. Confidential Business Information also includes

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            information recorded in manuals, memoranda, projections, minutes, plans, computer programs, and records, whether or not legended or otherwise identified by the company and its affiliates as Confidential Business Information, as well as information that is the subject of meetings and discussions and not so recorded; provided, however, that Confidential Business Information shall not include information that is generally available to the public, other than as a result of disclosure, directly or indirectly, by the Executive, or was available to the Executive on a non-confidential basis prior to its disclosure to the Executive.

        c. Upon termination of employment, the Executive shall leave with the Company all business records relating to the Company and its affiliates including, without limitation, all contracts, calendars, and other materials or business records concerning its business or customers, including all physical, electronic, and computer copies thereof, whether or not the Executive prepared such materials or records himself. Upon such termination, the Executive shall retain no copies of any such materials.

        d.  As set forth above, the Executive shall not disclose Trade
            Secrets or Confidential Business Information. However, nothing in this provision shall prevent the Executive from disclosing Trade Secrets or Confidential Business Information pursuant to a court order or court-issued subpoena, so long as the Executive first notifies (unless such notice is impracticable or impossible) the Company of said order or subpoena in sufficient time to allow the Company to seek an appropriate protective order. The Executive agrees that if he receives any formal or informal discovery request, court order, or subpoena requesting that he disclose Trade Secrets or Confidential Business Information, he will immediately notify the Company and provide the Company with a copy of said request, court order, or subpoena.

     6. Non-Solicitation and Related Matters.
        ------------------------------------

        a. If the Executive is terminated for Cause or if the Executive resigns without Adequate Justification, then for a period of two years following the date of termination, the Executive shall not (except on behalf of or with the prior written consent of the Company) either directly or indirectly, on the Executive's own behalf or in the service or on behalf of others, (i) solicit, divert, or appropriate to or for a Competing Business, or (ii) attempt to solicit, divert, or appropriate to or for a Competing Business, any person or entity that was a customer or prospective customer of the Company on the date of termination and with whom the Executive had direct material contact within twelve months of the Executive's last date of employment.

        b. If the Executive is terminated for Cause or if the Executive resigns without

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            Adequate Justification, then for a period of two years following the date of termination, the Executive shall not, either directly or indirectly, on the Executive's own behalf or in the service or on behalf of others, (i) solicit, divert, or hire away, or (ii) attempt to solicit, divert, or hire away any employee of, or consultant to, the Company or any of its affiliates engaged or experienced in the Business, regardless of whether the employee or consultant is full-time or temporary, the employment or engagement is pursuant to written agreement, or the employment is for a determined period or is at will.

        c. The Executive acknowledges and agrees that great loss and irreparable damage would be suffered by the Company if the Executive should breach or violate any of the terms or provisions of the covenants and agreements set forth in this Section 6. The Executive further acknowledges and agrees that each of these covenants and agreements is reasonably necessary to protect and preserve the interests of the Company. The parties agree that money damages for any breach of clauses (a) and (b) of this Section 6 will be insufficient to compensate for any breaches thereof, and that the Executive or any of the Executive's affiliates, as the case may be, will, to the extent permitted by law, waive in any proceeding initiated to enforce such provisions any claim or defense that an adequate remedy at law exists. The existence of any claim, demand, action, or cause of action against the Company, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any of the covenants or agreements in this Agreement; provided, however, that nothing in this Agreement shall be deemed to deny the Executive the right to defend against this enforcement on the basis that the Company has no right to its enforcement under the terms of this Agreement.

        d. The Executive acknowledges and agrees that: (i) the covenants and agreements contained in clauses (a) through (e) of this Section 6 are the essence of this Agreement; (ii) that the Executive has received good, adequate and valuable consideration for each of these covenants; and (iii) each of these covenants is reasonable and necessary to protect and preserve the interests and properties of the Company. The Executive also acknowledges and agrees that: (i) irreparable loss and damage will be suffered by the company should the Executive breach any of these covenants and agreements; (ii) each of these covenants and agreements in clauses (a) and (b) of this Section 6 is separate, distinct and severable not only from the other covenants and agreements but also from the remaining provisions of this Agreement; and (iii) the unenforceability of any covenants or agreements shall not affect the validity or enforceability of any of the other covenants or agreements or any other provision or provisions of this Agreement. The Executive acknowledges and agrees that if any of the provisions of clauses

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            (a) and (b) of this Section 6 shall ever be deemed to exceed the time, activity, or geographic limitations permitted by applicable law, then such provisions shall be and hereby are reformed to the maximum time, activity, or geographical limitations permitted by applicable law.

        e. The Executive and the Company hereby acknowledge that it may be appropriate from time to time to modify the terms of this Section 6 and the definition of the term "Business" to reflect changes in the Company's business and affairs so that the scope of the limitations placed on the Executive's activities by this Section 6 accomplishes the parties' intent in relation to the then current facts and circumstances. Any such amendment shall be effective only when completed in writing and signed by the Executive and the Company.

     7. Successors; Binding Agreement.
        -----------------------------

        a. This Agreement shall be binding upon and shall inure to the benefit of the Company, its Successors and Assigns and the Company shall require any Successors and Assigns to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.

        b. Neither this Agreement not any right or interest hereunder shall be assignable or transferable by the Executive, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal personal representative.

     8. Fees and Expenses.  The Company shall pay all reasonable legal fees
        -----------------
        and related expenses (including but not limited to the costs of experts, accountants and counsel) incurred by the Executive as they become due as a result of any of the following: (a) the preparation, negotiation, counsel, and execution of this Agreement; (b) the termination of the Executive's employment (including all such fees and expenses, if any, incurred in contesting or disputing any such termination of employment); or (c) the Executive seeking to obtain or enforce any right or benefit provided by this Agreement.

     9. Notice.  For the purposes of this Agreement, notices and all other
        ------
        communications provided for in this Agreement (including the Notice of Termination) shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other; provided, however, that
                                                         -----------------
        all notices to the Company shall be directed to the attention of the Chairman of Board

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        with a copy to the Secretary of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof.

    10. Settlement of Claim.  The Company's obligation to make the payments
        -------------------
        provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right that the Company may have against the Executive or others. The Company may, however, withhold from any benefits payable under this Agreement all federal, state, city, or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

    11. Modification and Waiver.  No provisions of this Agreement may be
        -----------------------
        modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by any party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

    12. Governing Law.  This Agreement shall be governed by and construed and
        -------------
        enforced in accordance with the laws of the State of Georgia without giving effect to the conflict of laws principles thereof. Any action brought by any party to this Agreement shall be brought and maintained in a court of competent jurisdiction in State Georgia.

    13. Severability.  The provisions of this Agreement shall be deemed
        ------------
        severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

    14. Entire Agreement.  This Agreement constitutes the entire agreement
        ----------------
        between the parties hereto and supersedes all prior agreement, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

    15. Headings.  The headings of Sections herein are included solely for
        --------
        convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

    16. Counterparts.  This Agreement may be executed in one or more
        ------------
        counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

    17. Demand Registration Rights.
        --------------------------

        a.  Rights.   Subject to the provisions of this Section 17(a), (i) if
            ------
            the Executive's employment is terminated for any reason provided herein, other than for Cause, and (ii) he owns beneficially any Options that have not been subject to registration for sale under the Act, pursuant to the filing of a form S-8 or otherwise (collectively, the "Unregistered Options"), then the Executive may, at any time and from time to time, request registration for sale under the Act of all or part of the capital stock of the Company representing such Unregistered Options (collectively, the "Unregistered Stock") then held by him (excluding, for purposes of this Section 17(a), shares of common stock subject to the Options held by the Executive as to which the vesting provisions shall not have otherwise lapsed pursuant to this Agreement or otherwise). Any such request shall specify the number of shares proposed to be registered and sold and the name of the managing underwriter of the proposed offering (who must be acceptable to the Company in its reasonable discretion).

        b.  Exceptions.  The Company shall not be required to effect a demand
            ----------
            registration under the Act pursuant to Section 17(a) above if any of the following apply: (i) the aggregate Fair Market Value (as defined above) of the shares of the Unregistered Stock proposed to be registered does not equal or exceed $12,000,000 prior to the Initial Public Offering or $2,000,000 after the Initial Public Offering;
            (ii) within 12 months prior to any such request for registration, a registration of securities of the Company has been effected in which the Executive had the right to participate pursuant to this Section 17 or Section 18 hereof; (iii) the Company receives such request for registration within 180 days preceding the anticipated effective date of a proposed underwritten public offering of securities of the Company approved by the Board prior to the Company's receipt of such request; or (iv) the Board reasonably determines in good faith that effecting such a demand registration at such time would have a material adverse effect upon a proposed sale of all (or substantially all) of the assets of the Company, or a merger, reorganization, recapitalization, or similar transaction materially affecting the capital structure or equity ownership of the Company which is actively being negotiated with another party whose identity is disclosed to the Executive; provided, however, that the Company may only delay a demand registration pursuant to this Section 17(b)(iv) for a period not exceeding six (6) months (or until such earlier time as such transaction is consummated or no longer proposed). The Company shall promptly notify in writing the Executive of any decision not to effect any such request for registration pursuant to this Section 17(b), which notice shall set forth in reasonable detail the reason for such decision and shall include an undertaking by the Company promptly to notify the Executive as soon as a demand registration may be effected.

        c.  Reduction.  If the managing underwriters reasonably determine
            ---------
            that the
            number of shares of the Unregistered Stock held by the Executive which the Executive requested to be included in such registration exceeds the number that can be sold in such offering, then the amount of such shares that may be included in such registration shall be reduced to the number of shares that the managing underwriters reasonably determine is marketable.

        d.  Withdrawal.  The Executive may withdraw at any time before a
            ----------
            registration statement filed pursuant to this Section 17 is declared effective, in which event the Company may withdraw such registration statement.

    18. Piggyback Registration Rights.
        -----------------------------

        a.  Rights.  Subject to the provision of this Section 18, if the
            ------
            Company proposes to make a registered public offering of shares of its common stock (the "Common Stock"), excluding an Initial Public Offering, of any of its securities under the Act (whether to be sold by it or by one or more third parties), other than an offering pursuant to a demand registration under Section 17 hereof or an offering registered on Form S-8, Form S-4, or comparable forms, the Company shall, not less than 45 days prior to the proposed filing date of the registration form, given written notice of the proposed registration to the Executive, and at the written request of the Executive delivered to the Company within 15 days after the receipt of such notice, shall, subject to the provisions of subsection (b) below, include in such registration and offering, and in any underwriting of such offering, all shares of Common Stock as may have been designated in the Executive's request.

        b.  Offering Reduction.  If a registration in which the Executive has
            ------------------
            the right to participate pursuant to this Section 18 is an underwritten offering, and if the managing underwriters determine, in their reasonable discretion that the number of securities requested to be included in such registration only exceeds the number that can be sold in such offering, then the Company shall include in such registration the number of shares of Common Stock requested to be sold by the Company as the managing underwriters shall determine; and the Executive and all other persons who have exercised registration rights with respect to the proposed offering shall participate in the offering in proportion to the number of shares of Common Stock so requested by each of them to be so included.

    19. Other Registration Issues.
        -------------------------

        a. The Company shall have no obligation to file a registration statement pursuant to Section 17 hereof, or to include shares of Common Stock owned by the Executive in a registration statement pursuant to Section 18 hereof, unless and until the Executive has furnished the Company with all information and statements about or pertaining to the Executive in such reasonable detail as is reasonably deemed by the Company to be necessary or appropriate with respect to the preparation of the registration statement. Whenever the Executive has requested that any shares of Common Stock be registered pursuant to Section 17 or 18 hereof, subject to the provisions of those Sections, the Company shall, as expeditiously as reasonably possible:

            (i) prepare and file with the SEC a registration statement with respect to such shares and use its best efforts to cause such registration statement to become effective as soon as reasonably practicable thereafter (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish counsel for the Executive with copies of all such documents proposed to be filed);

            (ii) prepare and file with the SEC such amendments and supplements to such registration statement and prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than nine (9) months or until the underwriters have completed the distribution described in such registration statement, whichever occurs first;

            (iii) furnish to the Executive such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), and such other documents as the Executive may reasonably request;

            (iv) use its best efforts to register or qualify such shares under such other securities or Blue Sky Laws of such jurisdictions as the Executive reasonably requests (and to maintain such registrations and qualifications effective for a period of nine months or until the underwriters have completed the distribution of such shares, whichever occurs first), and to do any and all other acts and things which may be necessary or advisable to enable the Executive or underwriters to consummate the disposition in such jurisdictions of such shares; provided, further, however, that, notwithstanding anything to the contrary in this Agreement with respect to the bearing of expenses, if any such jurisdiction shall require that expenses incurred in connection with the qualification of such shares in that jurisdiction be borne in part or full by the Executive, then the Executive shall pay such expenses to the extent required by such jurisdiction;

           (v) cause all such shares to be listed on securities exchanges, if any, on which similar securities issued by the Company are then listed;

           (vi) provide a transfer agent and registrar for all such shares not later than the effective date of such registration statements;

           (vii) enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions as the Executive and underwriters reasonably request (and subject to approval by the Company's counsel) in order to expedite or facilitate the disposition of such shares; and

           (viii) make available for inspection by the Executive, by any underwriter participating in any distribution pursuant to such registration statement, and by any attorney, accountant or other agent retained by the Executive or underwriter, or by any such underwriter, all financial and other records, pertinent corporate documents, and properties (other than confidential intellectual property) of the Company; provided, however, that the Company may condition delivery of any information, records or corporate documents upon the receipt from the Executive and the underwriter and their counsel, accountants, advisors and agents, of a confidentiality agreement in form and substance acceptable to the Company and its counsel in the exercise of their exclusive discretion.

        b.  Holdback Agreement.  In the event that the Company effects an
            ------------------
            underwritten public offering of any of the Company's equity securities, the Executive agrees, if requested by the managing underwriters, not to effect any sale or distribution, including any sale pursuant to Rule 144 under the Act, of any equity securities (except as party of such underwritten offering) during the 180-day period commencing with the effective date of the registration statement for such offering.

        c.  Stockholder Expenses.  If, pursuant to Section 17 or 18 hereof,
            --------------------
            shares of Common Stock owned by the Executive are included in a registration statement, then the Executive shall pay all transfer taxes, if any, relating to the sale of its shares, the fees and expenses of his own counsel, and its pro rata portion of any underwriting discounts, fees or commissions or the equivalent thereof.

        d.  The Company's Expenses.  Except for the fees and expenses
            ----------------------
            specified in Section 19(c) hereof and except as provided below in this Section 19(d), the Company shall pay all expenses incident to the registration and to the

            Company's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or Blue Sky Laws, underwriting discounts, fees and commissions (other than the Executive's pro rata portion of any underwriting discounts or commissions or the equivalent thereof), printing expenses, messenger and delivery expenses, and fees and expenses of counsel for the Company and all independent certified public accountants and other persons retained by the Company. If the Company shall previously have paid, pursuant to this Section 19(d), the expenses of a registration, then the Executive shall pay all expenses described in this Section 19(d) (but not expenses described in Section 19(e) hereof).

        e.  Other.  With respect to any registration pursuant to Section 17
            -----
            or 18 hereof, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties) and the expenses and fees for listing the securities to be registered on exchanges on which similar securities issued by the Company are then listed.

        f.  Indemnity.  In the event that any shares of Common Stock owned by
            ---------
            the Executive are offered or sold by means of a registration statement pursuant to Section 17 or 18 hereof, the Company agrees to indemnify and hold harmless the Executive and each person, if any, who controls or may control the Executive within the meaning of the Act (the Executive and any such other persons being hereinafter referred to individually as an "Indemnified Person" and collectively as "Indemnified Persons") from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including, without limitation, interest, penalties, and reasonable attorneys fees and disbursements, asserted against, resulting to, imposed upon or incurred by such Indemnified Person, jointly or severally, directly or indirectly (hereinafter referred to in this Section 19(f) in the singular as a "claim" and in the plural as "claims"), based upon, arising out of, or resulting from any untrue statement or alleged untrue statement of a material fact contained in the registration statement, any preliminary or final prospectus contained therein, or any amendment or supplement thereto, or any document incident to registration or qualification of any such shares, or any omission or alleged omission to state therein a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, or any violation by the Company of the Act of any state securities or Blue Sky Laws, except insofar as such claim is based upon, arises out of or results from information developed or certified by the Executive for use in connection with the registration statement or arises out of or results from the omission of information known to the Executive prior to the violation or alleged violation. The Executive agrees to indemnify and hold harmless the Company, its officers and directors, and each person, if any, who controls or may control the Company within the meaning of the Act (the Company, its officers and directors, and any such persons also being hereinafter referred to individually in this context as an "Indemnified Person" and collectively as "Indemnified Persons"(from and against all claims based upon, arising out of, or resulting from any untrue statement of a material fact contained in the registration statement, or any omission to state therein a material fact necessary in order to make the statement made therein, in the light of the circumstances under which they were made, not misleading, to the extent that such claim is based upon, arises out of, or results from information developed or certified by the Executive for use in connection with the registration statement or arises out of, or results from an omission of information known to the Executive prior to the violation or alleged violation; provided, however, that the maximum amount of liability in respect of such indemnification shall be limited to an amount equal to the net proceeds actually received by the Company or the Executive from the sale of such shares effected pursuant to such registration. The indemnifications set forth herein shall be in addition to any liability the Company or the Executive may otherwise have to the Indemnified Persons. Promptly after actually receiving definitive notice of any claim in respect of which an Indemnified Person may seek indemnification under this Section 19(f), such Indemnified Person shall submit written notice thereof to either the Company or the Executive, as the case may be (sometimes being hereinafter referred to as an "Indemnifying Person"). The omission of the Indemnified Person so to notify the Indemnifying Person of any such claim shall not relieve the Indemnifying Person from any liability it may have hereunder except to the extent that (a) such liability was caused or increased by such omission, or (b) the ability of the Indemnifying Person to reduce such liability was materially adversely affected by such omission. In addition, the omission of the Indemnified Person to notify the Indemnifying Person of any such claim shall not relieve the Indemnifying Person to notify the Indemnifying Person of any such claim shall not relieve the Indemnifying Person from any liability it may have otherwise hereunder. The Indemnifying Person shall have the right to undertake, by counsel or representatives of its own choosing, the defense, compromise or settlement (without admitting liability of the Indemnified Person) of any such claim asserted, such defense, compromise or settlement to be undertaken at the expense and risk of the Indemnifying Person, and the Indemnified Person shall have the right to engage separate counsel, at its own expense, whom counsel for the Indemnifying Person shall keep informed and consult with in a reasonable manner. In the event the Indemnifying Person shall elect not to undertake such defense by its own representatives, the Indemnifying Person shall give prompt written notice of such election to the Indemnified Person, and the Indemnified Person shall give prompt written notice of such election to the Indemnified Person, and the Indemnified Person shall undertake the defense, compromise or settlement (without admitting liability of the Indemnified Person) thereof on behalf of and for the account and risk of the Indemnifying Person by counsel or other representatives designed by the Indemnified Person. In the event that any claim shall arise out of a transaction or cover any period or periods wherein the Company and the Executive shall each be liable hereunder for part of the liability or obligation arising therefrom, then the parties shall, each choosing its own counsel and bearing its own expenses, defend such claims, and no settlement or compromise of such claim may be made without the joint consent or approval of the Company and the Executive. Notwithstanding the foregoing, no Indemnifying Person shall be obligated hereunder with respect to amounts paid in settlement of any claim if such settlement is effected without the consent of such Indemnifying Person (which consent shall not be unreasonably withheld).

    20. Definitions.  For purposes of this Agreement, the following terms shall
        -----------
        have the following meanings:

        a. "Accrued Compensation" shall mean the aggregate amount of all amounts earned or accrued through the Termination Date but not paid as of the Termination Date including (i) base salary and other amounts set forth in Sections 3.e., f., g., and h., (ii) reimbursement for expenses incurred by the Executive on behalf of the Company during the period ending on the Termination Date and not otherwise reimbursed hereunder, and (iii) bonuses and incentive compensation (other than the Pro Rata Bonus).

        b.  "Act" shall mean the Securities Act of 1933, as amended.

        c. "Adequate Justification" shall mean the occurrence after a Change in Control of any of the following events or conditions: (i) a material failure of the Company to comply with the terms of this Agreement; (ii) any relocation of the Executive outside the Atlanta, Georgia metropolitan area; or (iii) other than as provided for herein, the removal of the Executive from the position of Chief Executive Officer or any other substantial diminution in the Executive's authority or the Executive's responsibilities that is not approved by a majority of the members of the Board with the Executive abstaining.

        d. "Bonus Amount" shall mean the greater of (i) the most recent annual bonuses paid or payable to the Executive, or (ii) the average of the annual bonuses paid or payable during all previous fiscal years ended prior to the Termination Date.

        e. "Business" shall mean the design, development, marketing and implementation of electronic banking software and services for financial institutions.

        f. "Bylaws" shall mean the Bylaws of the Company, as amended, supplemented or otherwise modified form time to time.

        g.  "Cause" shall mean the occurrence of any of the following:

            1. any act that (X) constitutes, on the part of the Executive, fraud or gross malfeasance of duty, and (Y) is demonstrably likely to lead to material injury to the Company or resulted, or was intended to result, in direct or indirect gain to or personal enrichment of the Executive; provided, however, that such conduct shall not constitute Cause:

                  (1.) unless (1) there shall have been delivered to the Executive a written notice setting forth with specificity the reasons that the Board believes the Executive's conduct constitutes the criteria set forth in clause (i), (2) the Executive shall have been provided the opportunity, if such behavior is susceptible to cure, to cure the specific inappropriate behavior within 30 days following written notice, (3) after such 30-day period, the Board of Directors determines that the behavior has not been cured, and (4) the termination is evidenced by a resolution adopted in good faith by two-thirds of the members of the Board (other than the Executive); or

                  (2.) if such conduct (1) was believed by the Executive in good faith to have been in or not opposed to the interests of the Company, and (2) was not intended to and did not result in the direct or indirect gain to or personal enrichment of the Executive; or

            (ii) the conviction (from which no appeal may be or is timely taken) of the Executive of a felony involving moral turpitude; or

            (iii) the material breach of this Agreement by the Executive, upon sixty (60) days written notice thereof and chance to cure therein.

        j. A "Change in Control" shall mean the occurrence during the Term of any of the following events:

            (i) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term "person" is used for purposes of Section 13(d) or 14(d) of the Securities Exchange act of 1934 (the "1934 Act")) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934
                  Act) of 35% or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities that are acquired in a "Non-Control Acquisition" (as defined below) shall not constitute an acquisition that would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (1) an employee benefit plan (or a trust forming a part thereof) maintained by (x) the Company or (y) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a "Subsidiary"), (2) the Company or any Subsidiary, or (3) any Person in connection with a "Non-Control Transaction" (as defined below);

            (ii) The individuals who, as of the date of the Initial Public Offering, are members of the Board (the "Incumbent Board") cease for any reason to constitute at least two-thirds of the Board following the date of the Initial Public Offering; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election contest or Proxy Contest; or

            (iii) Approval by stockholders of the Company of:

                  (A.) A merger, consolidation, or reorganization involving the Company, unless

                         (1) the stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, own at least two-thirds of the combined voting power of the outstanding voting securities of the corporation resulting form such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization, and

                         (2) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation.

                              (A transaction described in clauses (1) and (2) shall herein be referred to as a "Non-Control Transaction")

                  (B)    A complete liquidation or dissolution of the Company;
                         or

                  (C) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

            Notwithstanding anything contained in this Agreement to the contrary, if the Executive's employment is terminated prior to a Change in Control and the Executive reasonably demonstrates that such termination (A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control (a "Third Party") or (B) otherwise occurred in connection with, or in anticipation of, a Change in Control that actually occurs, then for all purposes of this Agreement, the date of a Change in Control with respect to the Executive shall mean the date immediately prior to the date of such termination of the Executive's employment.

        k. "Compensation Committee" shall mean the compensation committee of the Board.

        l. "Competing Business" shall mean any business that, in whole or in part, is the same or substantially the same as the Business, unless such Business is operated and/or conducted by an affiliate of the Company.

        m. "Disability" shall mean the inability of the Executive to perform substantially all of his current duties as required hereunder for a continuous period of 90 days because of mental or physical condition, illness or injury.

        n. "Initial Public Offering" shall mean the closing of the first public offering of the Company's common stock registered under the Act in which aggregate proceeds to the Company, net of all underwriting discounts and commissions and other expenses of issuance and distribution as stated in the prospectus relating to such offering, are equal to at least twelve million dollars ($12,000,000).

        o. "Notice of Termination" shall mean a written notice of termination from the Company or the Executive, as the case may be, that specifies an effective date of termination, indicates the specific termination provision in this Agreement relied upon, and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

        p. "Pro Rata Bonus" shall mean an amount equal to the Bonus Amount multiplied by a fraction the numerator of which is the number of days in the fiscal year through the Termination Date and the denominator of which is 365.

        q. "Successors and Assigns" shall mean a corporation or other entity acquiring all or substantially all the assets and business of the Company (including this Agreement), whether by operation of law or otherwise.

        r. "Termination Date" shall mean, in the case of the Executive's death, his date of death, and in all other cases, the date specified in the Notice of Termination.

                         [Continued on the next page.]

     IN WITNESS WHEREOF, the Company and Executive have caused this Agreement to be executed, effective as of the Effective Date.


                                      COMPANY:

                                      Netzee, Inc.


                                      by: /s/ John W. Collins
                                          ---------------------------------

                                      Name: John W. Collins
                                            -------------------------------

                                      Title: Chairman
                                             ------------------------------



                                      EXECUTIVE:


                                      /s/ Glenn W. Sturm
                                      -------------------------------------
                                      Glenn W. Sturm